CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Evergreen Fixed Income Trust:



We consent to the use of our reports dated June 9, 2000 for Evergreen Diversified Bond Fund, Evergreen High Yield Bond Fund, Evergreen Quality Income Fund, Evergreen Strategic Income Fund, Evergreen U.S. Government Fund, portfolios of Evergreen Fixed Income Trust incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                        /s/ KPMG

Boston, Massachusetts
August 25, 2000